EXHIBIT 10.50

BIOMARIN PHARMACEUTICAL INC.

Amended and Restated 2006 Share Incentive Plan

Agreement Regarding Performance Compensation Award in the Form of Restricted Stock Units

Unless otherwise defined herein, all capitalized terms used in this Agreement Regarding Performance Compensation Award in the Form of Restricted Stock Units (this “Award Agreement”) shall have the meanings attributed thereto in the Amended and Restated BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan (as amended, the “Plan”).  By executing this Award Agreement, you agree to be bound by all of the provisions of the Plan applicable to an award of restricted stock units and performance units made pursuant to the Plan (including without limitation, the terms and conditions set forth in Sections 10, 11, 12, 14, 17, 20, 21, 22, 23 and 24 of the Plan), the provisions of which are hereby made a part of this Award and incorporated herein by reference, and all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control.  You may request a copy of the Plan by contacting our General Counsel at (415) 506-6307 or BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949, Attention: General Counsel.

This Award is conditioned on your execution of this Award Agreement.

General Terms of Your Award

You have been granted Restricted Share Units (“RSUs”) related to the Common Stock of the Company pursuant to Section 7 of the Plan, subject to the terms and conditions of the Plan and this Award, as follows:

Recipient:	[ ]
Grant ID:	[ ]
Grant Date:	[ ]
Base Number of Units Granted:	[ ]
Maximum Number of Units Granted:	[ ]

Earned RSUs:

The number of shares of Common Stock you will be entitled to receive under this Award (the “Earned RSUs”) shall be determined as follows:

[                                                          ]

Vesting Schedule:

The Earned RSUs (if any) shall vest as follows:

[                                                          ]

EXHIBIT 10.50

Modifications

This Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that you must consent in writing to any modification that adversely or materially affects your rights or obligations under this Award Agreement (with such an effect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

Not a Contract of Employment

By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an Award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

Tax Implications:

Please consult your tax advisor regarding the tax implications of this Award and the vesting of the RSUs.  You will be required to satisfy the withholding requirements applicable to the vesting of the RSUs, if any.  If you are not able to sell the shares issued on vesting due to the restrictions of the Company’s insider trading policy, you will be required to promptly pay the Company the required withholding.

***

By your electronic acceptance, along with the electronic acceptance of the representative of the Company, you and the Company agree that the Award is granted under, and governed by the terms and conditions of, this Agreement and the Plan, and you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

2